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                                   EXHIBIT 11

                      CAMBREX CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                 (in thousands)

                                                                                         Three months ended
                                                                                               March 31,
                                                                                        ---------------------
                                                                                        1994             1993
                                                                                        ----             ----

Income (loss) applicable to common shares:

    Primary earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ 2,128          $ 1,794
Add:
    Interest reduction from assumed conversion of convertible
      subordinated notes (net of taxes):
         Notes issued June 11, 1985 . . . . . . . . . . . . . . . . . . . .                 -               34
         Notes issued October 3, 1985 . . . . . . . . . . . . . . . . . . .                 -               20
                                                                                       ------           ------
    Fully diluted earnings  . . . . . . . . . . . . . . . . . . . . . . . .           $ 2,128          $ 1,848
                                                                                       ======           ======

Weighted average number of common shares and common share equivalents outstanding during the period:

         Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .             5,208            4,833
         Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . .               430              336
                                                                                        -----            -----
    Shares outstanding - primary  . . . . . . . . . . . . . . . . . . . . .             5,638            5,169

         Notes issued June 11, 1985 . . . . . . . . . . . . . . . . . . . .                 -              189
         Notes issued October 3, 1985 . . . . . . . . . . . . . . . . . . .                 -              113
         Additional stock options . . . . . . . . . . . . . . . . . . . . .                 -               15
                                                                                        -----            -----

    Shares outstanding - fully diluted  . . . . . . . . . . . . . . . . . .             5,638            5,486
                                                                                        =====            =====
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